UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 16, 2013

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive

Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on December 10, 2013, Finisar Corporation, a Delaware corporation (the “Company”), agreed to issue and sell to Merrill, Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”) $225 million aggregate principal amount of the Company’s 0.50% Convertible Senior Notes due 2033 (the “Notes”) for resale to qualified institutional buyers in the United States pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(a)(2) of the Act and Rule 144A under the Act.  The Company also granted the Initial Purchaser an option to purchase up to an additional $33.75 million aggregate principal amount of the Notes, solely to cover over-allotments, if any.

The closing of the sale of $225 million aggregate principal amount of the Notes occurred on December 16, 2013.  The Notes were issued pursuant to an indenture, dated as of December 16, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Notes will mature on December 15, 2033, unless earlier repurchased, redeemed or converted.  The Notes will bear interest at a rate of 0.50% per year, payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2014.  The Notes are senior unsecured and unsubordinated obligations of the Company, and rank equally in right of payment with the Company’s other unsecured and unsubordinated indebtedness, but are effectively subordinated to the Company’s secured indebtedness and liabilities to the extent of the value of the collateral securing those obligations, and structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries.  A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Holders may convert their Notes at their option prior to the close of business on the business day immediately preceding June 15, 2033 only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on January 26, 2014 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of certain corporate events, as specified in the Indenture.  On or after June 15, 2033 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of whether any of the foregoing circumstances have occurred.

The initial conversion rate is 33.1301 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $30.18 per share of common stock), subject to adjustment upon the occurrence of certain events, as specified in the Indenture.

Upon conversion of the Notes, the Company will pay or deliver, as the case may be, either cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election, as described in the Indenture.

If holders elect to convert their Notes in connection with a “fundamental change” (as defined in the Indenture) that occurs on or before December 22, 2018, the Company will, to the extent described in the Indenture, increase the conversion rate applicable to such Notes.

Holders will have the option to require the Company to redeem for cash any Notes held by them in the event of a “fundamental change” at a purchase price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.  Holders also have the option to require the Company to redeem for cash any Notes held by them on December 15, 2018, December 15, 2023 and December 15, 2028 at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the redemption date.

The Company has the right to redeem the Notes in whole or in part at any time on or after December 22, 2018 at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture contains customary terms and covenants.  If an event of default occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may, by notice to the Company, declare the entire principal amount of the Notes, plus accrued and unpaid interest, to be immediately due and payable.  Events of default include:

•                  default in any payment of interest when due with such default continuing for a period of 30 days;

•                  default in the payment of principal of the Notes when due at maturity, upon redemption or required repurchase or otherwise;

•                  the Company’s failure to comply with its obligations to convert the Notes into common stock, cash or a combination of cash and common stock, as applicable, upon exercise of a holder’s conversion right;

•                  the Company’s failure to issue a fundamental change notice in accordance with the terms of the Indenture;

•                  the Company’s failure for 60 days after written notice to comply with any of its other agreements contained in the Notes or the Indenture;

•                  the failure of the Company, or any of its significant subsidiaries, to discharge certain financial obligations resulting in any debt for borrowed money in excess of $10 million becoming declared due and payable, unless such acceleration is rescinded or annulled within 30 days; or

•                  specified events involving bankruptcy, insolvency or reorganization with respect to the Company or any of its significant subsidiaries.

The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

The Notes and shares of common stock issuable upon conversion of the Notes have not been registered under the Act or any state securities laws and may not be offered or sold in the United States absent registration or the availability of exemptions from the registration requirements of the Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description
4.1	Indenture dated as of December 16, 2013, by and between Finisar Corporation and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 16, 2013

Finisar Corporation

By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
4.1	Indenture dated as of December 16, 2013, by and between Finisar Corporation and Wells Fargo Bank, National Association